Exhibit 21.1
SANDISK CORPORATION
SUBSIDIARIES OF THE COMPANY

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
Amplidata N.V.	Belgium
EasyStore Memory Limited	Ireland
Fusion-io Poland SP.Z.O.O.	Poland
Prestadora SD, S. de R.L. de C.V.	Mexico
SanDisk (Cayman) Limited	Cayman Islands
SanDisk (Ireland) Limited	Ireland
SanDisk (Thailand) Ltd.	Thailand
Sandisk Argentina S.A.	Argentina
SanDisk Australia Pty. Ltd.	Australia
Sandisk Brasil Ltda.	Brazil
Sandisk Canada Corporation	Ontario, Canada
SanDisk Capital Global Ltd.	Cayman Islands
SanDisk Capital LLC	Delaware
SanDisk Cayman Holdings Limited	Cayman Islands
SanDisk China Limited	Ireland
SanDisk China LLC	Delaware
Sandisk Corporation	Delaware
SanDisk Denmark ApS	Denmark
Sandisk Federal, LLC	Delaware
SanDisk Flash B.V.	Netherlands
SanDisk France	France
SanDisk Germany GmbH	Germany
Sandisk GK	Japan
SanDisk Holding Limited	Cayman Islands
SanDisk Holdings B.V.	Netherlands
SanDisk Hong Kong Limited	Hong Kong
SanDisk India Device Design Centre Private Limited	India
SanDisk Information Technology (Shanghai) Co. Ltd.	China
SanDisk International Limited	Ireland
SanDisk International Middle East FZE	United Arab Emirates
Sandisk Israel Ltd.	Israel
SanDisk Korea Limited	Korea
Sandisk Latin America, LLC	Delaware
SanDisk LLC	Delaware
SanDisk Manufacturing Americas, LLC	Delaware
SanDisk Pazarlama Ve Ticaret Limited Sirketi	Turkey
SanDisk Spain, S.L.U.	Spain
SanDisk Storage (Italy) S.R.L.	Italy
SanDisk Storage (Philippines) Corp.	Philippines
SanDisk Storage Malaysia Sdn. Bhd.	Malaysia
SanDisk Storage Pte. Ltd.	Singapore

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
SanDisk Switzerland Sarl	Switzerland
SanDisk Technologies LLC	Texas
Sandisk Technologies, Inc.	Delaware
SanDisk Trading (Shanghai) Co. Ltd.	China
SanDisk Trading Holdings Limited	Ireland
SanDisk UK Holdings Limited	United Kingdom
SanDisk UK Limited	United Kingdom
Sandisk Vietnam Limited Liability Company	Vietnam
SMART Storage Systems GmbH	Austria
WD Technologies Nigeria Limited	Nigeria